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                                                                   Exhibit 10.23
                                                                   -------------

             INDEPENDENT SALES ORGANIZATION AND SERVICES AGREEMENT


     This Agreement (the "Agreement") effective this ___ day of , 2000 (the "Effective Date"), is entered into by and between Metavante Corporation, a Wisconsin corporation located at 4900 West Brown Deer , Brown Deer, Wisconsin 53223-0528 ("Metavante") and Marshall & Ilsley Corporation, a Wisconsin corporation located at 770 North Water Street, Milwaukee, Wisconsin 53202, for and on behalf of itself and its bank subsidiaries (collectively, "M&I").

     NOW THEREFORE, for adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Definitions.
     -----------

     a. Acquirer. Acquirer means a member of an Association which, under the Rules of the Association, is responsible for a merchant which accepts Bank Cards in payment for goods and/or services.

     b.   Affiliate.  Affiliate means a financial institution controlled by M&I.

     c. Agent. Agent means a financial institution which is eligible to participate in the Associations as a Sponsored Member for Visa or an Affiliate Member for MasterCard and which receives Card Processing Services from Metavante.

     d. Agent Transaction. Agent Transaction means a purchase by a cardholder of goods or services using a Bank Card issued by an Agent for which the Bank is the Sponsor.

     e. Association. Association shall mean MasterCard International, Inc. or VISA, U.S.A., Inc.

     f. Association Fees. Association Fees means interchange fees, other fees, and charges assessed upon a Merchant or Merchant Transactions by the Associations under the Rules.

     g. Bank. Bank shall mean the Affiliate which serves as the Acquirer for Merchants and the Sponsor for Agents hereunder.

     h. Bank Card. Bank Card shall mean a card bearing the mark(s) or symbol(s) of VISA U.S.A., Inc., MasterCard International, Incorporated, American Express, Inc., Discover, or other card which may be used by a cardholder to authorize and charge purchases to an account either in-person upon the cardholder's presentment of the card and signing of a transaction record, or by mail order or telephone order transaction performed in accordance with applicable card association rules. The term "Bank Card" includes debit cards and credit cards.

     i. Business Day. Business Day shall mean a day that is not a nationally recognized bank holiday and on which a branch of the Federal Reserve which is used for settlement is open for business.

     j. Card Processing Services. Bank Card issuance and account processing of the type provided by Metavante to Agents.

     k. Card Processing Agreement. Card Processing Agreement shall mean that agreement between Metavante and an Agent for Card Processing Services.

     l. Cash Disbursement. Cash Disbursement shall mean a use of a Bank Card to obtain cash from a financial institution in accordance with the Rules.

     m. Chargeback. Chargeback means a Merchant Transaction for which payment to a Merchant has been refused or reversed in accordance with the Rules.

     n. Merchant. Merchant shall mean that entity or individual which executes a Merchant Agreement with Metavante.

     o. Merchant Agreement. Merchant Agreement shall mean that agreement prepared by Metavante for providing Merchant Services which is executed by a Merchant and by Metavante for Bank as the Acquirer, prior to or after the date of this Agreement.

     p.   Merchant Loss.   Merchant Loss means any amounts due and payable by a
          Merchant under the Rules which cannot be collected from the applicable Merchant.

     q. Merchant Services. Merchant Services shall mean Bank Card transaction authorization and processing services and related services of the type provided by Metavante to Merchants and may include draft capture, settlement, help desk support, training, conversion reporting and Chargeback processing.

     r. Merchant Transaction. Merchant Transaction means the purchase by a cardholder of goods or services from a Merchant by use of a Bank Card.

     s. Prospect. Prospect means any merchant or retailer which is a depository customer of an M&I Affiliate and which is referred to Metavante by the M&I Affiliate as a potential customer for Merchant Services.
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     t.   Referred Merchant.  Referred Merchant means a Prospect which executes a Merchant Agreement with Metavante following the Effective Date.

     u. Rules. Rules means the rules and regulations issued by the Associations.

     v. Sponsor. Sponsor shall mean a principal member of an Association which sponsors another financial institution as a Sponsored Member for Visa or an Affiliate Member for MasterCard.

2.   Principal Member.  Initially, the Bank shall be M&I Bank of Southern
     ----------------
     Wisconsin. However, M&I and Metavante acknowledge and agree that it is the intention of M&I to merge or consolidate the charter for M&I Bank of Southern Wisconsin into another Affiliate's charter during the term of this Agreement. M&I shall notify Metavante at least ninety (90) days in advance of such event, and shall provide all assistance necessary to transfer all of the Bank's responsibilities hereunder to M&I Bank Milwaukee or such other Affiliate as is acceptable to Metavante on or prior to such event. The applicable Bank shall have and maintain status as a principal member of the Associations and shall be a party to all Merchant Agreements with Merchants as the Acquirer and shall be the Sponsor for Agents subject to the terms of this Agreement.

3.   Merchant Services.
     ------------------

     a.   Metavante Responsibilities.  Metavante shall perform the following
          --------------------------
          responsibilities:

          (i) Register with, obtain approvals from, and file such forms with the Associations as are required under the Rules in order to provide the Merchant Services hereunder as an "independent sales organization" (or the equivalent) for the Bank as Acquirer;

          (ii) Follow its normal and customary sales procedures to promote the Merchant Services in accordance with the Rules;

          (iii) Follow its normal and customary underwriting and approval processes to evaluate applicants for Merchant Services in accordance with the Rules. Approval or rejection of any such applicant shall be subject to Metavante's sole discretion, provided that M&I or the Bank shall have the right to periodically review Metavante's underwriting criteria upon reasonable notice. Metavante shall provide M&I with such periodic reports as are mutually determined by Metavante and M&I regarding Merchant experience and Merchant risk.

          (iv) Comply with all terms of the Rules of the Associations and the Merchant Agreement as are applicable to Metavante as an independent sales organization (or equivalent) and the provider of the Merchant Services for Merchants.

     b.   M&I Responsibilities.   M&I shall be responsible for the following:
          --------------------

          (i) M&I shall provide all reasonable assistance as is requested by Metavante to obtain the approvals and/or file the registrations required by the Associations in order for Metavante to provide the Merchant Services hereunder as an "independent sales organization" (or the equivalent) for the Bank as Acquirer.

          (ii) The Bank shall act as the Acquirer for Merchant Agreements executed by Metavante. M&I hereby authorizes Metavante to enter into Merchant Agreements under the name of the Bank and appoints and authorizes Metavante, acting through any of its employees or officers, to act as the Bank's agent for purposes of signing and executing any Merchant Agreement for the Bank as the Acquirer under the Merchant Agreement, and filing forms or communicating with the Associations with respect to issues relating to Merchants.

          (iii) M&I shall maintain the merchant files and Bank Identification Numbers (BINs) with the Associations as are listed on Exhibit A hereto, and such additional merchant files and BINs as may be requested by Metavante from time to time, for Metavante to use for the purpose of providing the Merchant Services.

     c.   Merchant Transaction and Fee Settlement.  Metavante shall be
          ---------------------------------------
          responsible for all obligations of the Bank as the Acquirer with respect to Merchant Transactions and Association Fees under the Rules, including any and all fees, fines, and charges assessed upon Merchants. Metavante may establish a clearing account in the name of the Bank (the "Settlement Account") and instruct the Associations to remit payments for Merchant Transactions directly to the Settlement Account. M&I hereby assigns to Metavante all right, title, and interest in and to any and all funds held in the Settlement Account and any and all payments or proceeds paid or payable to the Merchants relating to Merchant Transactions. Metavante is authorized to, and shall be responsible for remitting to Merchants, all funds held in the Settlement Account and/or received in settlement of Merchant Transactions. Metavante shall be responsible for collecting from Merchants all fees, fines and charges relating to Merchant Transactions and/or the Merchant's acceptance of Bank Cards in payment for goods or services.

     d.   Merchant Risk.  All enforcement responsibility and risk associated
          -------------
          with Merchant Agreements, and all Merchant Losses and Chargebacks incurred by Metavante for Merchants, shall be borne by Metavante.

     e.   Merchant Agreements.  Metavante shall contract with Merchants to
          --------------------
          provide Merchant Services using such form of Merchant Agreement as has been approved by the Bank, provided that Metavante shall have the exclusive authority to establish fees and charges applicable to each Merchant. Metavante shall be the sole owner of all economic rights and benefits of, under, and relating to Merchant Agreements, including the right to sell, assign, transfer, or encumber

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          such rights without the approval or consent of the Bank or M&I to any member of the Associations or other party eligible to assume such rights under the Rules.

     f.   Merchant Referral. In accordance with Metavante's procedures and
          -----------------
          instructions for referrals, M&I may locate, investigate, and refer Prospects to Metavante, and provide marketing assistance to Metavante for the purpose of retaining and signing new Merchants, provided that M&I shall make no representations or warranties regarding Metavante's Merchant Services. With respect to any such Prospects, M&I shall

          (i) provide Metavante with such information and assistance as Metavante may request and M&I may legally provide in connection with Metavante's review of any Prospect's application for Merchant Services, and/or Metavante's administration or collection efforts regarding any Merchant referred by M&I; and

          (ii) establish a settlement account for each Referred Merchant for the deposit of paper Merchant Transaction records and/or the electronic settlement of electronic Merchant Transactions, and, if applicable, remit paper Merchant Transaction records to Metavante in accordance with Metavante's procedures.

          Metavante shall provide Bank with sales training to enable Bank to fulfill its marketing assistance obligations hereunder. Additional training shall be available from Metavante at Metavante's then current rates.

          Metavante shall schedule Merchant training for each Merchant following completion of processing and approval of the applicable Merchant's application for Merchant Services. Such training shall take place via teleconference. Additional training shall be available from Metavante at Metavante's then current rates.

4.   Agent Services.
     --------------

     a. Sponsoring Member. Metavante may designate the Bank as the Sponsor to register an Agent as a Sponsored Member for Visa and an Affiliate Member for MasterCard. Metavante shall be responsible, for and in the name of the Bank, to perform all initial and periodic registration and reporting requirements imposed upon the Bank as the Sponsor of the Agent under the Rules and shall process all transactions for the Agent using a Bank Identification Number (BIN) established and maintained with the Associations by Metavante in the name of the Bank. M&I shall provide all reasonable assistance as is requested by Metavante to obtain the approvals and/or file the registrations required by the Associations in order for the Agent to become a Sponsored Member of Visa or an Affiliate Member of MasterCard and for Metavante to perform the foregoing responsibilities. M&I authorizes Metavante to execute Association forms and enter into agreements with Agents for and in the name of the Bank for the limited purpose of registering the Agent with the Associations, establishing BINs, and complying with the Rules related thereto. M&I shall maintain the Bank Identification Numbers
          (BINs) with the Associations as are listed on Exhibit A hereto, and such additional BINs as may be requested by Metavante from time to time, for Metavante to use for the Agents.

     b. Permitted Agent Activities. Each Agent shall be permitted to engage in any or all of the following activities:

          (i)   Solicitation and/or issuance of credit cards;

          (ii)  Issuance of debit cards;

          (iii) Acquiring;

          (iv)  Cash Disbursements.


     c.   Payable Through Bank.  M&I Mayville Bank, or such other Affiliate as
          --------------------
          is designated by M&I, shall serve as the "payable through" bank for payable through drafts drawn on Agents by their cardholders. M&I Mayville Bank shall handle all such drafts presented to it in accordance with procedures required for making similar Cash Disbursements under the applicable Rules.

     d.   Responsibility.  Metavante shall be responsible to the Associations
          ---------------
          for all obligations of the Bank as the Sponsor with respect to Agents under the Rules, including any and all fees assessed to register an Agent and all fees, fines, and charges assessed upon the Agents by the Associations and for which the Bank is responsible under the Rules, unless and except to the extent that such fees, fines, or charges are assessed due to the Bank's failure to perform in accordance with the terms hereof, or the Bank's negligence or willful misconduct.

     5.   Compensation.
          ------------

     Throughout the term of this Agreement, Metavante shall pay compensation to M&I as follows:

     a. In consideration of the Merchant referral services provided by M&I hereunder, Metavante shall pay M&I a referral fee in the amount of fifty dollars ($50.00) for each new Merchant Agreement entered into by and between Metavante and a Referred Merchant following the Effective Date.

     b. In consideration of the Acquirer services provided by M&I hereunder, Metavante shall monthly pay M&I an amount equal to one cent ($0.01) per Merchant Transaction processed by Metavante for Merchants during the preceding month.

     c. In consideration for having the Bank serve as Sponsor for Agents on behalf of Metavante hereunder, Metavante shall monthly pay M&I an amount equal to two thousand dollars ($2000.00) plus one cent ($0.01) per Agent Transaction

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          processed by Metavante for Agents during the preceding month. M&I and
          Bank transfer and assign to Metavante all right and interest to any and all other fees or economic benefits payable from the Associations or otherwise with respect to Agent Transactions or Agents' Bank Cards.

6.   Term.
     ----

     a. Initial Term. This Agreement will continue for five (5) years following the Effective Date (the "Initial Term").

     b. Renewal Terms. After the Initial Term, this Agreement shall be renewed for successive twelve (12) month periods unless either party terminates the Agreement as provided for in this Agreement.

7.   Termination of Agreement.  This Agreement may be terminated by M&I or by
     ------------------------
     Metavante only as set forth in this Article.

     a. End of Term. This Agreement may be terminated by either party by giving no less than one hundred eighty (180) days prior written notice of termination effective at the end of the Initial Term or any renewal term.

     b. Default. A party may terminate this Agreement in its entirety effective thirty (30) days after written notice is given upon the occurrence of a material default by the other, provided that such default continues for more than thirty (30) days after receipt of notice of such default.

     c. Other Conditions. A party may terminate this Agreement immediately upon written notice in the event the other party:

          (i) has failed to establish reasonable procedures for protecting the other party's Confidential Information (as defined herein) or has intentionally disclosed the other party's Confidential Information, without permission;

          (ii)  makes a general assignment for the benefit of creditors;

          (iii) applies for the appointment of a trustee, liquidator or receiver for its business or property, or one is assigned involuntarily;

          (iv) is subject to a proceeding for bankruptcy, receivership, insolvency, dissolution or liquidation; or

          (v)   is adjudicated insolvent or bankrupt.

     d. Continuing Obligations. Termination by either party shall not relieve either party from any obligation accrued through the date of termination. In addition, the terms and conditions set forth in this Agreement which by their nature would continue beyond termination of this Agreement, including by way of illustration only and not limitation, the provision with respect to Confidential Information, shall survive the termination of this Agreement. M&I understands and agrees that Metavante's obligation to pay compensation to M&I under
          Section 6 shall terminate on the termination date, except that Metavante shall pay M&I the referral fee described in Section 6(a) for any Prospect referred by M&I prior to the termination date which executes a Merchant Agreement within thirty (30) days following the termination date.

8.   Confidentiality Obligations. "Confidential Information" means Metavante's
     ---------------------------
     proprietary or confidential information which is designated in writing as such or that by nature of the circumstances surrounding the disclosure ought in good faith be treated as proprietary or confidential. M&I agrees
     (a) that during the course of its performance of this Agreement it may learn certain information concerning the Metavante's Confidential Information; (b) that the Confidential Information of Metavante shall remain the property of Metavante, and that such Confidential Information is made available on a limited use basis solely in connection with this Agreement; (c) that it will advise its employees, representatives and sub-contractors to whom the Confidential Information is disclosed of their obligations under this Agreement; (d) that it will not sell, disclose or otherwise make available any such Confidential Information, in whole or in part to any other third party without the prior written consent of Metavante; and (e) that it will utilize the same degree of care it utilizes for its own Confidential Information, but in no case less than a reasonable degree of care, to prevent disclosure of such Confidential Information to any unauthorized person or entity. Upon termination of this Agreement all copies of Confidential Information shall be returned or destroyed. The restrictions under this section shall not apply to information which: (i) is or becomes publicly known through no wrongful act of M&I; or (ii) becomes known to M&I without confidential or proprietary restriction from a source other than Metavante; or (iii) M&I can show by written records that such information or data was in its possession prior to disclosure by Metavante. In the event M&I is legally compelled to disclose the Confidential Information, it will be entitled to do so provided it gives Metavante prompt notice and assists Metavante, at Metavante's expense, in obtaining any protective order.

9.   NO WARRANTY. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY HEREUNDER.
     -----------
     THERE ARE NO WARRANTIES EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, OR OTHERWISE BY LAW.

10.  Indemnification.  Each party agrees to indemnify and hold the other party
     ------------------
     harmless for losses, claims, damages, costs, and expenses (including reasonable attorneys' fees) arising out of the indemnifying party's breach of its obligations hereunder. Metavante further agrees to indemnify and hold harmless Bank from any losses, claims, damages, costs, and expenses (including reasonable attorneys' fees) arising under the Rules, any Merchant Agreement, and/or any Card Processing Agreement, unless and except caused by M&I's breach hereof, the Bank's failure to perform in accordance herewith, or M&I's or the Bank's negligence or willful misconduct. M&I further agrees to indemnify and hold harmless Metavante from any losses, claims, damages, costs, and expenses (including reasonable attorneys' fees) arising under the Rules, any Merchant Agreement, and/or any Card Processing Agreement, to the extent caused by the Bank's failure to perform in accordance herewith,or the Bank's negligence or willful misconduct.

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

11.  Exclusion of Certain Damages. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE
     ----------------------------
     LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, GOODWILL OR LOSS OF PROFITS WHETHER OR NOT THE PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE NATURE OF THE CLAIM OR CAUSE OF ACTION (CONTRACT OR
     TORT), INCLUDING NEGLIGENCE.

12.  Assignment. This Agreement may be assigned by either party, provided that
     ----------
     the assignor shall remain responsible for all of its obligations hereunder unless otherwise consented to in writing by the other party, which consent shall not be unreasonably withheld. This Agreement shall be enforceable by and against the parties and their respective successors and assigns.

13.  Severability.  If any provision of the Agreement shall be held to be
     ------------
     invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder shall not in any way be affected.

14.  Further Assurances.  Each party shall upon request provide such further
     ------------------
     assurances and undertake such further acts or things as may be reasonably necessary or appropriate to effectuate the terms of this Agreement.

15.  Force Majeure.  Neither party shall be considered in default in performance
     -------------
     of its obligations should their execution be delayed by any act or cause which is beyond the reasonable control of the party.

16.  Relationship of Parties.  Neither party shall be deemed the agent, partner,
     -----------------------
     or co-venturer of the other by reason of this Agreement. The relationship of the parties hereunder shall be that of independent contractors. This Agreement is a contract for services to be provided by M&I for Metavante; this Agreement shall not be construed as a contract for Metavante to provide services for M&I. Nothing in this Agreement shall be deemed to create any rights or interest for M&I in any Merchant Agreements between Metavante and its Merchants. Nothing in this Agreement shall be deemed to create an exclusive relationship between the parties with respect to the subject matter hereof.

17.  Waiver.  The failure of either party to enforce at any time any provision
     ------
     of this Agreement or to exercise any right herein provided, shall not in any way be construed to be a waiver of such provision or right, and shall not in any way affect the validity of this Agreement or any part hereof, or limit, prevent or impair the right of either party to subsequently enforce such provision or exercise such right.

18.  Governing Law.  This Agreement shall be governed by the laws of the State
     -------------
     of Wisconsin, without regard to conflicts of law provisions.

19.  Construction.  Unless explicitly stated otherwise, for any event which
     ------------
     calls for either party to exercise its judgment, give its consent or perform an obligation, a standard of reasonableness shall apply. Both parties are deemed to have contributed equally to the drafting of this Agreement and no provision of the Agreement shall be construed against either party based upon the fact that such party is the primary drafter thereof.

20.  Changes.  Any modifications or additions to this Agreement will be
     -------
     documented in writing signed by both parties and will be governed by this Agreement, unless otherwise specifically agreed.

21.  Notices.  Except as otherwise specified in the Agreement, all notices,
     --------
     requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) U.S. express mail, or other, similar overnight courier service to the address specified below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

     If to M&I:
                                         ______________________________________
                                         ______________________________________
                                         ______________________________________
     If to Metavante:                    Metavante Corporation

                                         4900 West Brown Deer Road

                                         Brown Deer, Wisconsin 53223

                                         Attn:  Frank D'Angelo

     With a copy to:                     Norrie J. Daroga, Esq., General Counsel


22.  Entire Agreement.  This Agreement and the exhibits attached hereto
     ----------------
     constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all existing agreements and all other communications, written or oral. This Agreement may not be released, discharged or modified in any manner except in writing signed by both parties. No purchase order or other form of the M&I will modify, supersede, add to or in any way vary the terms of this Agreement. Any acknowledgment by an employee of Metavante of such a M&I form shall be solely for informational purposes.

23.  Counterparts.  This Agreement may be executed in counterparts, and each
     ------------
     duly executed counterpart shall be of the same validity, force and effect as the original.

24.  Venue and Jurisdiction.  In the event of litigation to enforce the terms of
     ----------------------
     this Agreement, the parties consent to venue in an exclusive jurisdiction of the courts of Milwaukee County, Wisconsin and the Federal District Court for the Eastern District of Wisconsin. The parties further consent to the jurisdiction of any federal or state court located within a district which

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     encompasses assets of a party against which a judgment has been rendered, either through arbitration or litigation, for the enforcement of such judgment or award against such party or the assets of such party.

25.  Waiver of Jury Trial.  Each of M&I and Metavante hereby knowingly,
     --------------------
     voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether verbal or written), or actions of Metavante or M&I, regardless of the nature of the claim or form of action, whether contract or tort, including negligence.



     IN WITNESS WHEREOF, the undersigned agree to the foregoing as of the Effective Date.


Metavante Corporation                 Marshall & Ilsley Corporation


By:    ____________________________   By:   ____________________________
Name:  ____________________________   Name:
Title: ____________________________   Title:

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

                               Index to Exhibits



Exhibit A      Merchant Files and Bank Identification Numbers



The above exhibit has been omitted. This exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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